Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Announces First-Quarter Results
Double-Digit Revenue and Operating Profit Growth
Highest Q1 GAAP Operating Profit Margin Since 2018, Non-GAAP Operating Profit Margin Since 2010
Increased Full-Year 2023 Guidance for Operating Profit, Adjusted EBITDA and EPS

Q1 Highlights:
•Revenue up 10%, reflecting 13% organic growth
•Operating profit: GAAP up 28% to $80M; non-GAAP up 14% to $127M
•Operating margin: GAAP up 16% to 6.7%; non-GAAP up 3% to 10.7%
•GAAP net income down 79% to $15M; adjusted EBITDA up 15% to $191M
•EPS: GAAP $0.30; non-GAAP $1.16

RICHMOND, Va., May 10, 2023 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced first-quarter results.
Mark Eubanks, president and CEO, said: “Our strong performance in the first quarter demonstrates continued positive momentum as we execute on our strategic priorities. Double-digit revenue growth was highlighted by robust gains in digital retail solutions and ATM managed services, as well as strong pricing discipline across the business. The highest non-GAAP first quarter operating margin in recent history reflects higher levels of productivity including labor improvements in the U.S., benefits from the 2022 global restructuring plan and improved revenue mix.
“We remain focused on generating revenue and profit growth by providing a superior customer experience and driving continuous improvement across our operations. We have increased our 2023 profit expectations to reflect further restructuring actions and are confident in our outlook as we capitalize on the strong start to the year and work to deliver results that create long-term shareholder value.”

First-quarter results are summarized in the following table:

(In millions, except for per share amounts)	First-Quarter 2023 (vs. 2022)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,185	10%	$1,185	10%	16%
Operating Profit	$80	28%	$127	14%	24%
Operating Margin	6.7%	90 bps	10.7%	30 bps	80 bps
Net Income / Adjusted EBITDA(a)	$15	(79%)	$191	15%	23%
EPS	$0.30	(80%)	$1.16	(3%)	12%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2023 Non-GAAP results at 2022 exchange rates.

2023 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The 2023 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.

	Prior 2023 Non-GAAP Outlook	Change	Current 2023 Non-GAAP Outlook
Revenues	$4,800 – 4,950	—	4,800 – 4,950

Operating profit	$615 – 665	10	625 – 675

EPS from continuing operations attributable to Brink's	$6.30 – 7.00	0.15	6.45 – 7.15

Operating profit margin	~13.1%	~0.2%	~13.3%

Free cash flow before dividends	$325 – 375	—	325 – 375

Adjusted EBITDA	$855 – 905	10	865 – 915

Adjusted EBITDA margin	~18.1%	~0.2%	~18.3%

Conference Call
Brink’s will host a conference call on May 10 at 8:30 a.m. ET to review first-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can preregister at https://dpregister.com/sreg/10178041/f92641b329 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through May 17, 2023 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 7181633. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2022	March 31, 2023
Assets
Cash and cash equivalents	$972.0	816.6
Restricted cash	438.5	401.8
Accounts receivable, net	862.2	876.9
Right-of-use assets, net	314.5	322.3
Property and equipment, net	935.3	953.5
Goodwill and intangibles	1,986.4	1,985.9
Deferred tax assets, net	246.2	249.2
Other	610.9	646.9

Total assets	$6,366.0	6,253.1

Liabilities and Equity

Accounts payable	296.5	248.7
Debt	3,402.8	3,370.9
Retirement benefits	305.5	301.4
Accrued liabilities	1,019.4	985.7
Lease liabilities	249.9	257.3
Other	521.7	484.1
Total liabilities	5,795.8	5,648.1

Equity	570.2	605.0

Total liabilities and equity	$6,366.0	6,253.1

Selected Items - Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2022	2023
Net cash used by operating activities	$(76.3)	(45.1)
Net cash used by investing activities	(52.0)	(57.6)
Net cash provided (used) by financing activities	98.8	(97.1)

Effect of exchange rate changes on cash	(11.0)	7.7
Cash, cash equivalents and restricted cash:
Decrease	(40.5)	(192.1)
Balance at beginning of period	1,086.7	1,410.5
Balance at end of period	$1,046.2	1,218.4

Supplemental Cash Flow Information

Capital expenditures	$(37.0)	(45.2)
Acquisitions, net of cash acquired	(11.4)	—
Depreciation and amortization	61.0	67.6
Cash paid for income taxes, net	(31.3)	(23.3)

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
First-Quarter 2023 vs. 2022

GAAP		Organic	Acquisitions /			% Change
	1Q'22	Change	Dispositions(a)	Currency(b)	1Q'23	Total	Organic
Revenues:
North America	$369	34	1	(2)	402	9	9
Latin America	291	56	1	(33)	316	8	19
Europe	222	25	36	(14)	269	21	11
Rest of World	192	21	(2)	(11)	199	4	11
Segment revenues(c)	$1,074	135	36	(60)	1,185	10	13

Revenues - GAAP	$1,074	135	36	(60)	1,185	10	13

Operating profit:
North America	$24	14	—	—	39	58	57
Latin America	63	16	—	(12)	67	6	25
Europe	15	6	2	(1)	22	49	39
Rest of World	33	6	—	(2)	37	13	18
Segment operating profit	135	41	3	(15)	165	22	30
Corporate(d)	(23)	(17)	—	3	(37)	60	73
Operating profit - non-GAAP	$112	24	3	(12)	127	14	22

Other items not allocated to segments(e)	(50)	14	(7)	(4)	(48)	(4)	(28)
Operating profit - GAAP	$62	38	(4)	(16)	80	28	61

GAAP interest expense	(28)				(47)	67
GAAP interest and other income (expense)	(1)				5	fav
GAAP provision (benefit) for income taxes	(41)				20	unfav
GAAP noncontrolling interests	3				3	14
GAAP income from continuing operations(f)	71				14	(80)
GAAP EPS(f)	$1.48				0.30	(80)
GAAP weighted-average diluted shares	48.3				47.4	(2)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	1Q'22	Change	Dispositions(a)	Currency(b)	1Q'23	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,074	135	36	(60)	1,185	10	13

Non-GAAP operating profit	112	24	3	(12)	127	14	22

Non-GAAP interest expense	(28)				(46)	69
Non-GAAP interest and other income (expense)	2				3	94
Non-GAAP provision for income taxes	26				26	—
Non-GAAP noncontrolling interests	3				3	14
Non-GAAP income from continuing operations(f)	57				55	(4)
Non-GAAP EPS(f)	$1.19				1.16	(3)
Non-GAAP weighted-average diluted shares	48.3				47.4	(2)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Segment revenues equal our total reported non-GAAP revenues.
(d)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(e)See pages 6-8 for more information.
(f)Attributable to Brink's.
(g)Non-GAAP results are reconciled to applicable GAAP results on pages 9-12.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2023 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, and free cash flow (and drivers thereof), the impact of the global restructuring plan, expected impact from deployment of tech-enabled solutions, including digital retail solutions and ATM managed services, strategic priorities and initiatives, expected economic recovery, and the impact of macroeconomic factors.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2022, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2022 and 2023 (Unaudited)
(In millions, except for percentages)

	Revenues
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:
North America	$368.8	401.6	400.6	413.1	1,584.1	$401.9
Latin America	291.3	306.3	301.1	311.9	1,210.6	315.5
Europe	222.1	226.7	220.0	262.6	931.4	268.7
Rest of World	191.8	199.3	215.0	203.3	809.4	199.3
Segment revenues - GAAP and Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4

	Operating Profit
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q
Operating profit:
North America	$24.4	34.1	38.2	62.4	159.1	$38.6
Latin America	63.0	64.7	66.5	83.5	277.7	66.6
Europe	14.8	22.4	25.9	35.3	98.4	22.0
Rest of World	33.1	39.5	48.3	43.0	163.9	37.3
Corporate	(23.2)	(36.7)	(52.1)	(36.8)	(148.8)	(37.1)
Non-GAAP	112.1	124.0	126.8	187.4	550.3	127.4

Other items not allocated to segments(a)
Reorganization and Restructuring	(11.7)	(2.7)	(19.6)	(4.8)	(38.8)	(14.2)
Acquisitions and dispositions	(15.2)	(15.4)	(35.7)	(20.3)	(86.6)	(22.0)
Argentina highly inflationary impact	(6.1)	(9.0)	(12.0)	(14.6)	(41.7)	(11.2)
Change in allowance estimate	(16.7)	0.4	0.3	0.4	(15.6)	—
Ship loss matter	—	—	—	(4.9)	(4.9)	—
Chile antitrust matter	—	(0.8)	(0.3)	(0.3)	(1.4)	(0.2)
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8

	Margin
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q
Margin:
North America	6.6%	8.5	9.5	15.1	10.0	9.6%
Latin America	21.6	21.1	22.1	26.8	22.9	21.1
Europe	6.7	9.9	11.8	13.4	10.6	8.2
Rest of World	17.3	19.8	22.5	21.2	20.2	18.7
Non-GAAP	10.4	10.9	11.2	15.7	12.1	10.7

Other items not allocated to segments(a)	(4.6)	(2.4)	(6.0)	(3.7)	(4.1)	(4.0)
GAAP	5.8%	8.5	5.2	12.0	8.0	6.7%

(a)See explanation of items on page 7-8.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $32.6 million in charges under this program, including $10.4 million in the first three months of 2023. We expect total expenses from this program to be between $42 million and $48 million. When completed, the current restructuring actions are expected to reduce our workforce by 3,300 to 3,500 positions and result in annualized cost savings of approximately $60 million.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $16.6 million net costs in 2022, primarily severance costs. We recognized $3.8 million net costs in the first three months of 2023, primarily severance costs. The majority of the costs in both the 2023 and 2022 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:

2023 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $14.0 million in the first three months of 2023.
•We recognized $3.3 million in charges in Argentina in the first three months of 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.
•Net charges of $0.5 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $0.4 million in integration costs, primarily related to PAI, in the first three months of 2023.
•Transaction costs related to business acquisitions were $0.5 million in the first three months of 2023.
•We recognized a $2.0 million loss on the disposition of Russia-based operations in the first three months of 2023.
•Compensation expense related to the retention of key PAI employees was $0.6 million in the first three months of 2023.

2022 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.
•We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022
•Net charges of $7.8 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.
•Transaction costs related to business acquisitions were $5.6 million in 2022.
•Restructuring costs related to acquisitions were $0.2 million in 2022.
•Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first three months of 2023, we recognized $11.2 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.8 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. These amounts are excluded from non-GAAP results.

Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $15.6 million in 2022. There was no impact in the first quarter of 2023. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. In the first three months of 2023, we recognized an additional $0.2 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 7 and 8 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2023 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	YTD '22			YTD '23
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$33.2	(41.1)	(123.8)%	$37.9	20.3	53.6%
Retirement plans(c)	3.1	0.7		(2.2)	(0.6)
Reorganization and Restructuring(a)	11.7	1.2		14.2	2.7
Acquisitions and dispositions(a)	14.9	0.8		22.7	2.4
Argentina highly inflationary impact(a)	6.7	(0.2)		11.5	(0.5)
Change in allowance estimate(a)	16.7	4.0		—	—
Valuation allowance on tax credits(f)	—	58.3		—	(2.6)
Chile antitrust matter(a)	—	—		0.2	—
Income tax rate adjustment(b)	—	2.4		—	4.4
Non-GAAP	$86.3	26.1	30.3%	$84.3	26.1	31.0%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 6-8 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 31.0% for 2023 and was 30.3% for 2022.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(d)Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022, and a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.
(f)In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes with such amount being further adjusted in the first quarter of 2023. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.
(g)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4
Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4

Operating profit (loss):
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8
Reorganization and Restructuring(a)	11.7	2.7	19.6	4.8	38.8	14.2
Acquisitions and dispositions(a)	15.2	15.4	35.7	20.3	86.6	22.0
Argentina highly inflationary impact(a)	6.1	9.0	12.0	14.6	41.7	11.2
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—
Ship loss matter(a)	—	—	—	4.9	4.9	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2
Non-GAAP	$112.1	124.0	126.8	187.4	550.3	$127.4

Operating margin:
GAAP margin	5.8%	8.5%	5.2%	12.0%	8.0%	6.7%

Non-GAAP margin	10.4%	10.9%	11.2%	15.7%	12.1%	10.7%

Interest expense:
GAAP	$(27.9)	(32.4)	(34.7)	(43.8)	(138.8)	$(46.6)
Acquisitions and dispositions(a)	0.4	0.3	0.3	0.2	1.2	0.2
Non-GAAP	$(27.5)	(32.1)	(34.4)	(43.6)	(137.6)	$(46.4)

Interest and other income (expense):
GAAP	$(1.3)	3.4	6.3	(4.7)	3.7	$4.7
Retirement plans(c)	3.1	1.8	1.6	4.6	11.1	(2.2)
Acquisitions and dispositions(a)	(0.7)	(1.7)	(1.8)	1.6	(2.6)	0.5
Argentina highly inflationary impact(a)	0.6	0.9	0.4	2.0	3.9	0.3
Non-GAAP	$1.7	4.4	6.5	3.5	16.1	$3.3

Taxes:
GAAP	$(41.1)	29.3	8.5	44.7	41.4	$20.3
Retirement plans(c)	0.7	0.7	0.7	0.8	2.9	(0.6)
Reorganization and Restructuring(a)	1.2	1.1	3.8	2.1	8.2	2.7
Acquisitions and dispositions(a)	0.8	1.0	12.7	6.2	20.7	2.4
Argentina highly inflationary impact(a)	(0.2)	(0.3)	—	(1.5)	(2.0)	(0.5)
Change in allowance estimate(a)	4.0	(0.1)	(0.1)	(0.1)	3.7	—
Valuation allowance on tax credits(f)	58.3	(3.3)	(2.2)	0.4	53.2	(2.6)
Ship loss matter(a)	—	—	—	1.3	1.3	—
Chile antitrust matter(a)	—	0.2	0.1	0.2	0.5	—
Income tax rate adjustment(b)	2.4	0.6	6.5	(9.5)	—	4.4
Non-GAAP	$26.1	29.2	30.0	44.6	129.9	$26.1

Noncontrolling interests:
GAAP	$2.9	3.0	3.4	2.0	11.3	$3.3
Retirement plans(c)	—	0.1	—	—	0.1	—
Reorganization and Restructuring(a)	—	—	—	0.1	0.1	—
Acquisitions and dispositions(a)	0.3	0.2	0.3	0.2	1.0	0.2
Income tax rate adjustment(b)	(0.4)	(0.1)	(0.3)	0.8	—	(0.3)
Non-GAAP	$2.8	3.2	3.4	3.1	12.5	$3.2

Amounts may not add due to rounding.
See page 9 for footnote explanations.

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q

Income (loss) from continuing operations attributable to Brink's:
GAAP	$71.4	35.2	19.2	47.7	173.5	$14.3
Retirement plans(c)	2.4	1.0	0.9	3.8	8.1	(1.6)
Reorganization and Restructuring(a)	10.5	1.6	15.8	2.6	30.5	11.5
Acquisitions and dispositions(a)	13.8	12.8	21.2	15.7	63.5	20.1
Argentina highly inflationary impact(a)	6.9	10.2	12.4	18.1	47.6	12.0
Change in allowance estimate(a)	12.7	(0.3)	(0.2)	(0.3)	11.9	—
Valuation allowance on tax credits(f)	(58.3)	3.3	2.2	(0.4)	(53.2)	2.6
Ship loss matter(a)	—	—	—	3.6	3.6	—
Chile antitrust matter(a)	—	0.6	0.2	0.1	0.9	0.2
Income tax rate adjustment(b)	(2.0)	(0.5)	(6.2)	8.7	—	(4.1)
Non-GAAP	$57.4	63.9	65.5	99.6	286.4	$55.0

Adjusted EBITDA(g):
Net income (loss) attributable to Brink's - GAAP	$71.3	35.1	19.2	45.0	170.6	$15.0
Interest expense - GAAP	27.9	32.4	34.7	43.8	138.8	46.6
Income tax provision - GAAP	(41.1)	29.3	8.5	44.7	41.4	20.3
Depreciation and amortization - GAAP	61.0	60.3	58.6	65.9	245.8	67.6
EBITDA	$119.1	157.1	121.0	199.4	596.6	$149.5
Discontinued operations - GAAP	0.1	0.1	—	2.7	2.9	(0.7)
Retirement plans(c)	3.1	1.7	1.6	4.6	11.0	(2.2)
Reorganization and Restructuring(a)	11.7	2.7	19.5	3.8	37.7	13.1
Acquisitions and dispositions(a)	1.5	1.0	21.4	7.0	30.9	8.3
Argentina highly inflationary impact(a)	6.0	9.3	11.6	15.8	42.7	10.4
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—
Ship loss matter(a)	—	—	—	4.9	4.9	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2
Income tax rate adjustment(b)	0.4	0.1	0.3	(0.8)	—	0.3
Share-based compensation(d)	7.1	14.9	14.3	12.3	48.6	11.8
Marketable securities (gain) loss(e)	(0.3)	(0.8)	(0.7)	(2.2)	(4.0)	(0.2)
Adjusted EBITDA	$165.4	186.5	189.0	247.4	788.3	$190.5

EPS:
GAAP	$1.48	0.73	0.41	1.01	3.63	$0.30
Retirement plans(c)	0.05	0.02	0.02	0.08	0.17	(0.03)
Reorganization and Restructuring costs(a)	0.22	0.03	0.33	0.06	0.64	0.24
Acquisitions and dispositions(a)	0.29	0.27	0.45	0.33	1.33	0.42
Argentina highly inflationary impact(a)	0.14	0.21	0.26	0.38	1.00	0.26
Change in allowance estimate(a)	0.26	(0.01)	—	(0.01)	0.25	—
Valuation allowance on tax credits(f)	(1.21)	0.07	0.05	(0.01)	(1.11)	0.05
Ship loss matter(a)	—	—	—	0.08	0.08	—
Chile antitrust matter(a)	—	0.01	—	—	0.02	—
Income tax rate adjustment(b)	(0.04)	(0.01)	(0.13)	0.18	—	(0.09)
Non-GAAP	$1.19	1.34	1.38	2.10	5.99	$1.16

Depreciation and Amortization:
GAAP	$61.0	60.3	58.6	65.9	245.8	$67.6
Reorganization and Restructuring costs(a)	—	—	(0.1)	(0.9)	(1.0)	(1.1)
Acquisitions and dispositions(a)	(12.7)	(12.5)	(12.2)	(14.7)	(52.1)	(14.0)
Argentina highly inflationary impact(a)	(0.7)	(0.6)	(0.8)	(0.8)	(2.9)	(1.1)
Non-GAAP	$47.6	47.2	45.5	49.5	189.8	$51.4

Amounts may not add due to rounding.
See page 9 for footnote explanations.

	Full Year	Three Months Ended March 31,
	2022	2022	2023

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$479.9	$(76.3)	$(45.1)
(Increase) decrease in restricted cash held for customers	(50.0)	52.5	43.7
(Increase) decrease in certain customer obligations(a)	(50.0)	0.1	9.6
Operating activities - non-GAAP	$379.9	$(23.7)	$8.2
Capital expenditures - GAAP	(182.6)	(37.0)	(45.2)
Proceeds from sale of property, equipment and investments	5.7	1.2	0.3
Free cash flow before dividends	$203.0	$(59.5)	$(36.7)

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.